EXHIBIT 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Contact:
August 20, 2004	Investor Relations Dept.
(800) 536-7453

TORCH ENERGY ROYALTY TRUST DECLARES
THIRD QUARTER 2004 DISTRIBUTION

HOUSTON — Torch Energy Royalty Trust (“Trust”) (NYSE: TRU) today announced a cash distribution of 18.4 cents per unit, payable on September 10, 2004, to unitholders of record on August 31, 2004. This cash distribution is attributable to second quarter 2004 production from the underlying properties of the Trust.

Production attributable to the Trust’s net profits interests, excluding the Robinson’s Bend field and infill wells, was 623,308 Mcf of gas and 5,656 Bbls of oil for the second quarter. The average price attributable to production during the quarter ended June 30, 2004 was $3.90 per Mcf of gas after deducting gathering fees and $31.72 per Bbl of oil. Because the Trust’s index price for gas exceeded $2.13 per MMBtu during the first quarter, Torch Energy Marketing, Inc. (“TEMI”) was entitled to deduct 50% of such excess (“Sharing Price Adjustment”) in calculating the purchase price for production. The aggregate Sharing Price Adjustment for production during the quarter ended June 30, 2004 was $1.9 million. Additionally, TEMI accrues price credits as a result of its obligation to purchase gas for the minimum price of $1.73 per MMBtu. TEMI is entitled to recoup such credits in future periods when the Trust’s index price exceeds the minimum price. As of June 30, 2004, TEMI has no accrued price credits.

Cash distributions received by unitholders during the quarter ended September 30, 2004 include approximately $219,000 of net proceeds from infill wells drilled on the underlying properties in the Cotton Valley fields in East Texas (“Infill Wells”). Prior to June 30, 2004, distributions received by unitholders did not include proceeds from the Infill Wells as the Infill Wells’ costs and expenses exceeded the Infill Wells’ revenues. Proceeds from the Infill Wells are calculated by aggregating the proceeds and costs from the Infill Wells on a state by state basis. The Trust is entitled to 20% of the proceeds from the Infill Wells.

The Trust received no payments with respect to the Robinson’s Bend field during the quarter ended September 30, 2004. Net proceeds derived from production during the quarter ended June 30, 2004 in the Robinson’s Bend was approximately $50,000. However, the Trust will receive no payments with respect to the Robinson’s Bend field until future proceeds exceed the sum of future costs and expenses and the cumulative excess of such costs and expenses including interest (“Robinson’s Bend Cumulative Deficit”). As of June 30, 2004, the Robinson’s Bend Cumulative Deficit was approximately $365,000. Torch Energy Advisors Incorporated (“Torch”) does not currently anticipate that the net proceeds attributable to the Robinson’s Bend field, if any, will be significant in the future.

The Trust will terminate on March 1 of any year if it is determined that the pre-tax future net cash flows, discounted at 10%, attributable to the estimated net proved reserves of the net profits interests on the preceding December 31 are less than $25.0 million. The pre-tax future net cash flows, discounted at 10%, attributable to the estimated net proved reserves of the Net Profits Interests as of December 31, 2003, was approximately $37.2 million. Such reserve report was prepared pursuant to Securities and Exchange Commission guidelines and utilized an unescalated Henry Hub spot price for natural gas on December 31, 2003 of $5.97 per MMBtu. The December 31, 2003 reserve value was greater than $25.0 million. Therefore, the Trust did not terminate on March 1, 2004. Based on oil and gas reserve estimates at December 31, 2003 prepared by independent reserve engineers, Torch projects that unless the Henry Hub spot price for natural gas on December 31, 2004 exceeds approximately $4.50 per MMBtu, the Trust will terminate on March 1, 2005. Upon termination of the Trust, the Trustee is required to sell the net profits interests. No assurances can be given that the Trustee will be able to sell the net profits interests, the price that will be received for such net profits interests or the amount that will be distributed to unitholders following such a sale. Such distributions could be below the market price of the Trust units.

The Trust’s underlying properties are depleting assets consisting of net profits interests in proved developed oil and gas properties located in Texas, Alabama and Louisiana. Approximately 98% of the estimated reserves are gas.

Together with its subsidiaries, Torch provides strategic services to the upstream energy industry. Torch’s specialized services include onshore and offshore oilfield operations and production optimization in addition to maximizing the value of clients’ crude oil, natural gas and natural gas liquids production. Torch also owns and directly invests in oil and gas assets and midstream assets.

Additional Information Concerning Torch, the Administrative Services Provider:

Torch (the administrative service provider of the Trust) and its subsidiaries are a party to an Administrative Services Agreement whereby Torch and its subsidiaries provide administrative and related services to the Trust. See Item 13 – Administrative Services Agreement of the Form 10-K for the period ended December 31, 2003 (“Form 10-K”). TEMI, a subsidiary of Torch, is a party to the

Purchase Contract. Torch and its subsidiaries are the maker of a Senior Subordinated Note payable – affiliate due on September 30, 2004. The Senior Subordinated Note payable – affiliate of $23.1 million is payable to Torchmark Corporation (“Torchmark”). As of December 31, 2003, there was insufficient working capital to satisfy this obligation, and there is uncertainty that Torch and its subsidiaries will be able to satisfy this obligation when the amount is due. Torch and its subsidiaries are currently in the discovery stage of litigation with Torchmark relating to amounts due to Torch and its subsidiaries from Torchmark that may ultimately impact the final amount to be paid in the settlement of the Senior Subordinated Note. The resolution of this dispute with Torchmark is uncertain at this time. See Note 2 to the Consolidated Financial Statements of Torch and its subsidiaries attached to the Form 10-K as Exhibit 99.1. The inability of Torch and its subsidiaries or TEMI to meet its obligations or to continue to be a going concern will have an material adverse effect on the Trust, its financial statements and operations.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts in this press release, including without limitation, statements about future production, production costs and termination of the Trust, are forward looking statements. No assurances can be given that these forward looking statements will prove to be correct. Factors which could cause such forward looking statements not to be correct include, among others, the cautionary statements set forth in the Trust’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including but not limited to, the volatility of oil and gas prices, future production costs, future oil and gas production quantities, operating hazards and environmental conditions.

TORCH ENERGY ROYALTY TRUST
QUARTER ENDED SEPTEMBER 30, 2004 DISTRIBUTION (1)

	Chalkley,
	Cotton Valley
	and	Robinson's
	Austin Chalk	Bend
	Fields	Field (2)	Total
MCF
Chalkley	375,092	—
Cotton Valley	204,789	—
Austin Chalk	43,427	—
Robinson’s Bend	—	475,728

	623,308	475,728

BBLS
Chalkley	1,627	—
Cotton Valley	511	—
Austin Chalk	3,518	—
Robinson’s Bend	—	—

	5,656	—

Average price
Per MCF (after gathering fees)	$3.90	$3.48
Per BBL	$31.72	$0.00
Gas revenues, net of gathering fees	$2,429,667	$1,655,311
Oil revenues	179,428	—

	2,609,095	1,655,311

Lease operating expenses	465,026	1,420,187
Severance taxes	196,711	139,137

	661,737	1,559,324
Net proceeds before capital expenditures	1,947,358	95,987

Capital expenditures	239,680	45,663

Net proceeds	1,707,678	50,324

Net profits percentage	95.00%	N/A

Net profits income	1,622,294	—	1,622,294

Infill Well Revenue			218,704	(3)
Interest income			—
General and administrative expenses			(258,598)

Distribution			$1,582,400

Distribution per unit			$0.1840

(1)	The quarter ended September 30, 2004 distribution is derived by production during the quarter ended June 30, 2004.

(2)	The Trust received no payments with respect to the Robinson’s Bend field during the quarter ended September 30, 2004. Net Proceeds generated from production during the quarter ended June 30, 2004 in the Robinson’s Bend field was approximately $50,000. However, the Trust will receive no payments for distributions to unitholders with respect to the Robinson’s Bend field until future proceeds exceed the sum of costs and expenses and the cumulative excess of such costs and expenses (“Robinson’s Bend Field Cumulative Deficit”) including interest. As of June 30, 2004, the Robinson’s Bend Field Cumulative Deficit (including interest) was approximately $365,000.

(3)	Infill Well Revenue pertains to production during the quarter ended March 31, 2004. Production during this period allocable to the Trust was 323 Bbls of oil and 92,597 Mcf of gas.